SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Delaware Group® Adviser Funds
Delaware Group Cash Reserve
Delaware Group Equity Funds I
Delaware Group Equity Funds II
Delaware Group Equity Funds III
Delaware Group Equity Funds IV
Delaware Group Equity Funds V
Delaware Group Foundation Funds
Delaware Group Global & International Funds
Delaware Group Government Fund
Delaware Group Income Funds
Delaware Group Limited-Term Government Funds
Delaware Group State Tax-Free Income Trust
Delaware Group Tax-Free Fund
Delaware Group Tax-Free Money Fund
Delaware Pooled® Trust
Voyageur Insured Funds
Voyageur Intermediate Tax Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Mutual Funds III
Voyageur Tax Free Funds
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSALS

     Below is a brief overview of the proposals on which you are being asked to vote. Your vote is important, no matter how large or small your holdings may be. Please read the full text of the Proxy Statement, which contains additional information about the proposals, and keep it for future reference.

     We appreciate you placing your trust in Delaware Investments and we look forward to continuing to help you achieve your financial goals.

On what proposals am I being asked to vote?

     You are being asked to vote on the following two proposals:

1.	To elect a Board of Trustees (the “Board”) for each of your Funds; and

2.	To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between your Fund and Delaware Management Company (“DMC”), the current investment adviser to your Fund.

Has the Board of your Fund approved each proposal?

     Yes. After careful consideration, each Board has unanimously approved each proposal and recommends that you vote “FOR” all of your Fund’s nominees for trustee in Proposal 1 and “FOR” Proposal 2.

PROPOSAL 1: TO ELECT A BOARD OF TRUSTEES

What is a Board of Trustees and what is its role?

     Your Fund is governed by a Board of Trustees, which is responsible for serving the needs and best interests of Fund shareholders. All of the Funds included in the Proxy Statement have a Board comprised of the same trustees. The Board has oversight responsibility for the management of your Fund’s business affairs. The Board establishes procedures and oversees and reviews the performance of the investment adviser, the distributor, and others who perform services for your Fund.

Who are the nominees for each Board?

     Each nominee currently serves as trustee on the Board of your Fund. All nine nominees for your Fund’s Board are standing for election by shareholders. The Proxy Statement contains the names, birth dates, business experience, and other background and related information to assist you in your decision on voting for each nominee. All of the nominees have been previously elected by shareholders of your Fund, with the exception of the “interested” nominee (as described below), who is standing for election by shareholders for the first time.

What is the relationship between each Board and Delaware Investments?

     Each Board has eight nominees who are “independent” trustees and one nominee who is an “interested” trustee. Trustees are determined to be “interested” by virtue of, among other things, their affiliation with various entities under common control with Delaware Investments, including DMC.

Are trustees paid?

     “Independent” trustees are compensated by each Fund that they serve. Each “independent” trustee receives a fee for his or her service on the Board and, if applicable, for his or her service on a committee of the Board. You can find the compensation table, which details these fees, in the Proxy Statement. The “interested” trustee is compensated by Delaware Investments and does not receive any compensation from the Funds.

PROPOSAL 2: TO APPROVE A NEW INVESTMENT
ADVISORY AGREEMENT

Why am I being asked to approve the New Investment Advisory Agreement?

     Your Fund is managed by DMC pursuant to an investment advisory agreement (the “Current Investment Advisory Agreement”). DMC’s parent company has entered into an agreement to sell Delaware Investments, which includes DMC. Due to the requirements of certain Federal securities laws, your Fund’s Current Investment Advisory Agreement will terminate at the closing of the sale of Delaware Investments. As a result, Fund shareholders are being asked to approve the New Investment Advisory Agreement so that DMC may continue to serve as the investment adviser for your Fund.

When would the New Investment Advisory Agreement with DMC take effect?

     If approved by Fund shareholders, the New Investment Advisory Agreement would take effect if and when the sale of Delaware Investments is completed.

Who is acquiring Delaware Investments?

     Macquarie Bank Limited (or a subsidiary thereof) is acquiring Delaware Investments. Macquarie Bank Limited is a subsidiary of Macquarie Group Limited, a global provider of banking, financial, advisory, investment, and fund management services. Macquarie Group Limited is listed on the Australian Securities Exchange and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator. Macquarie Group Limited is acquiring Delaware Investments as part of its strategy to develop a global asset management capability through building a highly regarded team of investment professionals, offering an attractive suite of investment products, and gaining broader access to markets in the United States.

Will the investment advisory fees or other fees change under the New Investment Advisory Agreement?

     No. There will be no change to the contractual fee rate applicable to your Fund under the New Investment Advisory Agreement. All currently effective contractual fee limitations and reimbursements will remain in place after the closing of the sale of Delaware Investments until the end of their respective terms. In addition, Macquarie Group Limited has no present intention to cause DMC to alter any voluntary expense limitations and reimbursements currently in effect for your Fund.

Will the New Investment Advisory Agreement be similar to the Current Investment Advisory Agreement?

     Yes. Your Fund’s New Investment Advisory Agreement will be substantially similar to its Current Investment Advisory Agreement. The New Investment Advisory Agreement requires DMC to provide the same services to your Fund as it does under the Current Investment Advisory Agreement.

How will the sale of Delaware Investments affect Fund shareholders?

     The sale of Delaware Investments is not expected to have a significant effect on Fund shareholders. The sale is not currently expected to result in a change in the individuals responsible for the day-to-day management of your Fund or in the operation of your Fund. After the closing of the sale, Delaware Investments will remain headquartered in Philadelphia, will continue to operate in substantially the same manner as at present, and is expected to provide the same services to your Fund as it currently does. Certain other companies in Delaware Investments that provide services to your Fund are also being acquired by Macquarie Group Limited, and those service providers are also expected to continue to provide the same services to your Fund as are currently provided.

Will my Fund’s management team change?

     No. Under the New Investment Advisory Agreement, DMC will remain the investment adviser for your Fund and the team of portfolio managers managing your Fund is not currently expected to change as a result of the sale.

Has each Fund’s Board concluded that approving the New Investment Advisory Agreement is in the best interests of each Fund and its shareholders?

     Yes. The Board’s consideration of the New Investment Advisory Agreement is described in the Proxy Statement. Your Fund’s Board has concluded that the New Investment Advisory Agreement is in the best interests of your Fund and its shareholders.

COMMON QUESTIONS AND GENERAL INFORMATION
ABOUT THE SHAREHOLDER MEETING

Who is paying the costs of the shareholder meeting and this proxy solicitation and the costs associated with the sale of Delaware Investments?

     Macquarie Bank Limited and Lincoln National Investment Companies, Inc., DMC’s parent company, have entered into an agreement to reimburse all reasonable out-of-pocket costs and expenses incurred by the Funds related to the shareholder meeting, including the costs of preparing these proxy solicitation materials and soliciting proxies in connection with the meeting (subject to certain limited exceptions).

How many votes am I entitled to cast?

     As a shareholder, you are entitled to one vote for each full share and a fractional vote for each fractional share of each Fund that you owned as of the record date, which is September 18, 2009.

How do I vote my shares?

     You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. If you have received more than one proxy card, please fill out and return all of them. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card and following the recorded instructions. In addition, you may vote through the Internet by visiting the Web site indicated on your proxy card and following the online instructions. If you need any assistance or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, Inc. (“Computershare”), the Funds’ proxy solicitor, at 877 520-8548.

Who is Computershare?

     Computershare is a company, not affiliated with your Fund or Delaware Investments, that the Funds have hired to call shareholders and record proxy votes. In order to hold the shareholder meeting, a minimum number of shareholders, or “quorum,” must be present or represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. In order to prevent the adjournment of the meeting, as the meeting date approaches, you may receive a telephone call from a representative of Computershare if your votes have not yet been received. Your Fund also may attempt to reach you through multiple mailings to remind you to cast your vote.

How do I sign the proxy card?

Individual Accounts:	Shareholders should sign exactly as their names appear on the proxy card.

Joint Accounts:	Either owner may sign, but the name of the person signing should conform exactly to a name shown on the proxy card.

All Other Accounts:	The person signing must indicate his or her capacity. For example, if Ms. Ann B. Collins serves as a trustee for a trust account or other type of entity, she should sign, “Ann B. Collins, Trustee.”

How can I find more information about the proposals?

     You should read the Proxy Statement, which provides details regarding the proposals. If you have any questions, please call Computershare at 877 520-8548.

How can I get another copy of the Proxy Statement?

     If you would like another copy of the Proxy Statement, please: (i) contact your participating broker-dealer firm or other financial intermediary; (ii) if you hold shares directly with your Fund, contact the Fund by calling 800 523-1918 or by writing to your Fund at Attention: Account Services, P.O. Box 219691, Kansas City, MO 64121-9691 by regular mail or 430 W. 7th Street, Kansas City, MO 64105 by overnight courier service; or (iii) visit www.delawareinvestments.com/proxy.